EXHIBIT 32.1
REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. § 1350

      Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Susan M. Ivey, Chief Executive Officer, and Dianne M. Neal, Chief Financial Officer, of Reynolds American Inc. (“RAI”), hereby certifies, to her knowledge, that:

(1) RAI’s Annual Report on Form 10-K/A for the year ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in RAI’s Annual Report on Form 10-K/A for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of RAI.

EXECUTED this 19th day of May, 2005.

/s/ Susan M. Ivey

Susan M. Ivey, President and Chief Executive Officer of Reynolds American Inc.

/s/ Dianne M. Neal

Dianne M. Neal, Executive Vice President and Chief Financial Officer of Reynolds American Inc.